EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of ARIAD Pharmaceuticals, Inc. and management's report on the effectiveness of internal control over financial reporting dated March 13, 2006, appearing in the Annual Report on Form 10-K of ARIAD Pharmaceuticals, Inc for the year ended December 31, 2005.



                                                       /s/ Deloitte & Touche LLP
                                                       -------------------------
                                                       Deloitte & Touche LLP

Boston, Massachusetts
June 28, 2006